UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2004

(Date of earliest event reported)

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27488	94-3136539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Route 141 & Henry Clay Road, Building E336 Wilmington, DE	19880
(Address of principal executive offices)	(Zip Code)

(302) 498-6700

(Registrant’s telephone number,

including area code)

not applicable

(Former Name or Former Address,

if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On November 1, 2004, Incyte Corporation (the “Registrant”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated, as underwriter, relating to a public offering of 9,000,000 shares of common stock, par value $0.001 per share, of the Registrant (“Common Stock”). The price to public was $9.75 per share and the underwriter purchased the shares from the Registrant pursuant to the Underwriting Agreement at a price of $9.288 per share. Under the terms of the Underwriting Agreement, the Registrant has granted the underwriter an option, exercisable for 30 days, to purchase up to an additional 1,350,000 shares of Common Stock to cover over-allotments, if any. The offering is being made pursuant to the Registrant’s effective shelf registration statement on Form S-3 (Registration No. 333-119603) previously filed with the Securities and Exchange Commission. The underwriting agreement is filed as Exhibit 1.1 to this Report, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The Registrant’s press release announcing the pricing of the public offering is filed as Exhibit 99.1 to this Report and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibits
1.1	Underwriting Agreement dated November 1, 2004

99.1	Press Release of Incyte Corporation dated November 1, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INCYTE CORPORATION
(Registrant)

Date: November 2, 2004	By:	/s/ PATRICIA A. SCHRECK
Patricia A. Schreck Executive Vice President and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description of Exhibits
1.1	Underwriting Agreement dated November 1, 2004

99.1	Press Release of Incyte Corporation dated November 1, 2004

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